Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-3 of Ready Capital Corporation of our report dated March 15, 2019, relating to the consolidated financial statements of Owens Realty Mortgage, Inc., appearing in the Annual Report on Form 10-K of Owens Realty Mortgage, Inc. for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP
Crowe LLP

Sacramento, California

November 1, 2019